Exhibit 10.26

LOCK-UP AGREEMENT

June 19, 2024

TO: ABOVE FOOD CORP.

Re:    Above Food Corp. – Lock-up Agreement

1.       The undersigned understands that all directors, officers and shareholders of Above Food Corp. (the “Corporation”) holding a significant number of securities of the Corporation, have entered into lock-up agreements substantially in the form of this Lock-Up Agreement, save that their lock-up is more restrictive and for a longer period as set out herein, and that the terms of this Lock-Up Agreement are necessary for the success of the Corporation.

2.       For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that during the period (the “Lock-Up Period”) beginning from the date hereof and ending on the date that is the timelines set out below following the date on which the Corporation’s common shares begin trading on a recognized stock exchange in Canada or the United States (the “Liquidity Event”), the undersigned will not, without the prior written consent of the Corporation, directly or indirectly, offer, sell, transfer, pledge, assign, grant an option or right to purchase, make any short sale, enter into any swap, forward or any other agreement or arrangement to transfer the economic consequence of, or otherwise dispose of or deal with (or publicly announce any intention to do any of the foregoing) any securities of the Corporation, whether now owned or hereinafter acquired, directly or indirectly, by the undersigned or now or hereinafter under the control or direction of the undersigned (collectively, the “Locked-Up Securities”).

3.        Notwithstanding Section 2 above or anything else in this Lock-Up Agreement, the Locked-Up Securities will be released on the following schedule and upon such release such portion of the Locked-Up Securities will not be subject to the terms of this Lock-Up Agreement:

Sixty (60) days following a Liquidity Event:	250,000 Common Shares
Six (6) months following a Liquidity Event:	250,000 Common Shares
Twelve (12) months following a Liquidity Event:	The remainder of the Locked-Up Securities

Notwithstanding the foregoing, in the event that any discretionary waiver or termination of any lock-up restriction is granted to any directors, officers or shareholders of Above Food Corp. or Above Food Ingredients Inc (“New Above”) other than the undersigned relating to the lock-up restrictions set forth above for any shares of the Corporation or New Above, the same percentage of shares of New Above, held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any shares of New Above (or any securities convertible into shares of New Above) during the term of this Lock-Up Agreement, the representatives of the Corporation and New Above shall use their commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof.

4.       Section 2 above shall not apply to (a) transfers to affiliated entities of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned, (b) transfers occurring by operation of law, provided, in each case, that any such transferee shall first execute a Lock-Up Agreement in substantially the form hereof covering the remainder of the Lock-Up Period, (c) transfers in accordance with the share sale and purchase and exchange agreement for the sale of shares of Brotalia S.L. to the Corporation by Grupo Empresarial Enhol, S.L. and Mr. Gonzalo Agorreta Preciado or (d) transfers made pursuant to a bona fide take-over bid or similar transaction made to all holders of common shares of the Corporation, including without limitation, a merger, arrangement or amalgamation, involving a change of control of the Corporation, and provided that in the event the take-over or acquisition transaction is not completed, the Locked-Up Securities shall remain subject to the restrictions contained in this Lock-Up Agreement.

5.       The undersigned represents and warrants that it has good and marketable title to the Locked-Up Securities and understands that the Corporation is relying upon this Lock-Up Agreement in proceeding towards consummation of the Liquidity Event. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and permitted assigns, and shall enure to the benefit of the Corporation and their legal representatives, successors and assigns.

6.       The undersigned agrees and consents to the entry of stop transfer restrictions with each of the Corporation’s transfer agent and registrar, or the equivalent, against the transfer of the Locked-Up Securities except in compliance with this Lock-Up Agreement.

7.       This Lock-Up Agreement will be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein and may be executed electronically (including by PDF or DocuSign) and as so executed shall constitute an original.

[Remainder of page intentionally left blank. Signature page follows.]

GRUPO EMPRESARIAL ENHOL, S.L.

By:	/s/ Gonzalo Oliver Amatriain
	Name:	Gonzalo Oliver Amatriain
Title: Attorney-in-fact

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